UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 3, 2011

SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 East Dover Street, Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)

(410) 822-1400
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Amendment to By-Laws.

On February 3, 2011, the Board of Directors of Shore Bancshares, Inc. (the “Corporation”) amended Sections 1, 2 and 3 of ARTICLE III of the Corporation’s Amended and Restated By-Laws to confirm that the Board may separate the officer positions of President and Chief Executive Officer and may confer upon and/or assign to the President and, if one is elected, the Chief Executive Officer such powers and duties as the Board deems appropriate. The amendments removed certain provisions related to the description of the duties of the President that were inconsistent with other provisions contained in ARTICLE III regarding the Board's authority to empower someone other than the President to serve as the Chief Executive Officer, and they clarified those other provisions so that they expressly provide that the offices of the President and the Chief Executive Officer may be held by two separate persons. The amendments are set forth in a Third Amendment to Amended and Restated By-Laws of Shore Bancshares, Inc., a copy of which is filed herewith as Exhibit 3.2.

ITEM 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 3.2    Third Amendment to Amended and Restated By-Laws (filed herewith).

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: February 5, 2011	By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number                      Description

   3.2                            Third Amendment to Amended and Restated By-Laws (filed herewith).